Exhibit 99.1

13215 Bee Cave Parkway. Suite B-300, Austin, Texas 78738 Telephone: 512-538-2300 Fax: 512-538-2333 www.shpreit.com

PRESS RELEASE

Summit Hotel Properties Announces Leadership Transition

Dan Hansen to Become Executive Chairman

Jonathan Stanner to Become Chief Executive Officer and Join Board of Directors

Austin, Texas, December 17, 2020 - - - Summit Hotel Properties, Inc. (NYSE: INN) (the “Company”) today announced that Dan Hansen, Chairman, President and Chief Executive Officer will transition to the role of Executive Chairman of the Board of Directors effective January 15, 2021. The Company’s Board has elected Jonathan Stanner, the Company’s current Executive Vice President, Chief Financial Officer and Treasurer, to become President and Chief Executive Officer and a member of the Board of Directors effective January 15, 2021.

“It has been a tremendous privilege to have had the opportunity to lead Summit through its significant evolution since our IPO in 2011. Thanks to the efforts of our entire leadership team, we are well positioned for future success. I am excited to transition this role to Jon, who is an integral member of our team and has been deeply involved in crafting and executing our strategic vision. He is well equipped to lead Summit through its next phase of growth,” said Mr. Hansen.

Mr. Hansen will work closely with Mr. Stanner on his transition to Chief Executive Officer and will assume the overall responsibilities of Executive Chairman, including continued collaboration with the Board and Summit’s executive team in the execution of the Company’s strategic plans.

Mr. Stanner joined the Company in 2017 as Executive Vice President and Chief Investment Officer and became Executive Vice President, Chief Financial Officer and Treasurer in 2018 leading the Company’s finance, accounting and investment activities. Prior to joining the Company, Mr. Stanner held various roles at Strategic Hotels & Resorts, Inc., the formerly publicly traded lodging REIT and affiliate of Blackstone Real Estate Partners.

“I am deeply honored to assume the roles of President, Chief Executive Officer and Director and energized to be afforded the opportunity to lead this great company and advance our position as an industry leader. During my time with Summit, I have had the unique privilege to work alongside some of the industry’s most talented individuals and I would like to thank Dan for his guidance and support and the Board for placing its confidence and trust in me,” said Mr. Stanner.

The Company has initiated a comprehensive search process with the assistance of a leading executive recruiting firm to identify a new Chief Financial Officer.

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About Summit Hotel Properties

Summit Hotel Properties, Inc. is a publicly traded real estate investment trust focused on owning premium-branded hotels with efficient operating models primarily in the Upscale segment of the lodging industry. As of December 17, 2020, the Company’s portfolio consisted of 72 hotels, 67 of which were wholly owned, with a total of 11,288 guestrooms located in 23 states.

For additional information, please visit the Company’s website, www.shpreit.com and follow the Company on Twitter at @SummitHotel_INN.

Contact:

Adam Wudel

SVP – Finance & Capital Markets

Summit Hotel Properties, Inc.

(512) 538-2325

Forward Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “plan,” “likely,” “would” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the hotel industry and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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